Exhibit 10.2

NOTE EXCHANGE AND OPTION AGREEMENT

THIS NOTE EXCHANGE AND OPTION AGREEMENT (this “Agreement”) is effective as of April 2, 2009, by and between KEYWIN HOLDINGS LIMITED, a British Virgin Islands company (“Noteholder”), and NETWORK CN INC., a Delaware corporation (the “Company”).

RECITAL

WHEREAS, the Noteholder purchased that certain 3% Senior Secured Convertible Notes due June 30, 2011 of the Company in the aggregate principal amount of $45,000,000 (the “Notes”) from Sculptor Finance (MD) Ireland Limited, Sculptor Finance (AS) Ireland Limited and Sculptor Finance (SI) Ireland Limited pursuant to the Note Purchase Agreement, dated April 2, 2009;

WHEREAS, the Noteholder desires to exchange the Notes (the “Exchange”) for 307,035,463 shares of the Company’s common stock (the “Common Stock”);

WHEREAS, the Company desires to issue to the Noteholder 307,035,463 shares of the Common Stock in exchange for the Notes; and

WHEREAS, in connection with the Exchange, the Company desires to grant the Noteholder an option (the “Option”) to purchase from the Company an aggregate of 122,814,185 shares of the Common Stock for an aggregate purchase price of $2,000,000, exercisable within 3 months after April 2, 2009 or such other date as agreed by the parties hereto (the “Closing Date”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereby agree as follows:

1.             Exchange of Notes.

(a) Notwithstanding any provisions or terms to the contrary contained in the Notes, the Noteholder hereby elects to exchange the Notes for 307,035,463 shares of the Common Stock and the Company hereby agrees to issue to the Noteholder 307,035,463 shares of the Common Stock in full satisfaction of its obligations under the Notes, including all principal and accrued and unpaid interest thereon.  After the Exchange, the Noteholder shall have no rights in respect of the Notes, and, in lieu thereof, will only have those rights afforded to the holders of Common Stock. The Noteholder hereby acknowledges and agrees that it shall have no further right or entitlement under the Notes, and the Company shall have no further obligation under the Notes.

(b)           On the Closing Date, the Noteholder shall tender to the Company the original Notes and in exchange, the Company shall deliver an irrevocable instruction letter to the Company’s transfer agent in which the Company shall instruct the transfer agent to issue a stock certificate representing 307,035,463 shares of the Common Stock to the Noteholder.  Such stock certificate shall be delivered to the Noteholder within five (5) business days after the Closing Date.

(c)           As of the Closing Date, the Noteholder and Company irrevocably cancel the Notes and the Notes are of no further force or effect.

2.             Option to Purchase Common Stock.

(a) For a three (3) month period commencing on the Closing Date (the “Exercise Period”), the Noteholder shall have the right to purchase from the Company an aggregate of 122,814,185 shares of the Common Stock for an aggregate purchase price of $2,000,000 (the “Purchase Price”).  The Option may be exercised by the Noteholder at any time during the Exercise Period by giving written notice to the Company.

(b) The Purchase Price shall be paid to the Company in cash or immediately available funds, unless otherwise mutually agreed.  Upon receipt of the Purchase Price and written notice, the Company shall, as promptly as practical, issue the Noteholder a stock certificate representing 122,814,185 shares of the Common Stock.

(c) If the Noteholder fails to exercise the Option during the Exercise Period pursuant to this Section 2, the Option shall terminate.

3.             Representations and Warranties of the Company. The Company hereby makes the following representations, warranties, and covenants each of which is true and correct on the date hereof.

(a) The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.  The Company has the power and authority to own its own property and assets and to transact the business in which it is engaged.  The Company is qualified to do business in each state or jurisdiction in which the failure to so qualify would have a material adverse effect on its business.

(b) The Company has the power and authority to execute, deliver and perform this Agreement, and the Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.  This Agreement constitutes the authorized, valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of Noteholders’ rights generally, and (b) general principles of equity.

(c) The Common Stock to be issued pursuant to the Exchange, have been duly authorized, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

(d) The Common Stock to be issued pursuant to the exercise of the Option, have been duly authorized, and upon exercise of the Option in accordance with the terms of this Agreement against payment of the Purchase Price, will be validly issued, fully paid and nonassessable.

4.             Representations and Warranties of the Noteholder. The Noteholder hereby makes the following representations, warranties, and covenants each of which is true and correct on the date hereof.

(a) The Noteholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) The Noteholder has the power and authority to execute, deliver and perform this Agreement, and the Noteholder has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.  This Agreement constitutes the authorized, valid and legally binding obligations of the Noteholder, enforceable against the Noteholder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of Noteholders’ rights generally, and (b) general principles of equity.

(c) The Noteholder has good and valid title to the Notes, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto.  The Noteholder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Notes or its rights in such Notes, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Notes which would limit the Noteholder’s power to exchange the Notes hereunder.

5.             Legend.  The Noteholder acknowledges that it understands that the certificate(s) representing the Common Stock issuable upon the Exchange or the exercise of the Option will bear a legend to the following effect unless registered under the Securities Act of 1933, as amended (the “Securities Act”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (B) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (C) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.  ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

6.             Accredited Investor.  The Noteholder is an “accredited investor” as defined in Rule 501(b) promulgated under the Securities Act and understands that the Common Stock issuable upon the Exchange and the exercise of the Option (the “Securities”) have not been registered under the Securities Act or the securities laws of any state and that the Noteholder is purchasing the Securities for investment only.  The Noteholder agrees and represents that the Noteholder will not sell, assign, pledge or otherwise dispose of the Securities unless, in the opinion of the Company’s counsel, the same may be legally sold or disposed of without registration or qualification under applicable state or federal statutes, or the Securities to be disposed of shall have been so registered or qualified and an appropriate registration statement shall then be in effect; and the Noteholder understands that it must bear the economic risk of the investment for an indefinite period of time.

7.             Notice.  Except as otherwise provided herein, all notices, requests, consents, demands, approvals and other communications hereunder must be in writing and shall be deemed to have been duly given, made, served or received (i) on the date when delivered personally, (ii) on the third day after being sent when mailed first class mail, postage prepaid, return receipt requested, or (iii) on the next day after being delivered to an overnight delivery courier, charges prepaid to the respective parties to this Agreement at the address listed under such party’s name in the signature block hereof.  The designation of the person to be so notified or the address of such person for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given or made when actually received by the party to whom such communication was sent.

8.             Governing Law.  This Agreement and the rights and obligations of all parties hereunder shall be deemed to have been made in the State of New York and shall be governed by and construed in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

9.             Authority.  Each of the undersigned executing this Agreement hereby represents that he or she is a duly authorized representative and that he or she has authority to execute and bind the organization on behalf of the organization.

10.           Entire Agreement; Amendment.  This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, and can be amended only by the written instrument of each party.

11.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first written above.

NETWORK CN INC.

By	/s/ Godfrey Hui
Name:	Godfrey Hui
Title:	Chief Executive Officer

KEYWIN HOLDINGS LIMITED

By	/s/
Name:
Title: